UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2013 (December 19, 2013)

American Realty Capital Global Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-177563	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, NY 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

American Realty Capital Global Trust, Inc. (the “Company”) previously filed a Current Report on Form 8-K (the "Initial Report") on December 24, 2013 reporting its acquisition of the fee simple interests in two office buildings located in San Jose, California, part of the Fortress Portfolio (as defined below).

On December 30, 2013, the Company completed the acquisition of the fee simple interests in 18 restaurants located in Puerto Rico for an aggregate contract purchase price of $37.5 million, exclusive of closing costs, and comprised of 65,262 rentable square feet, comprising the balance of the Fortress Portfolio. The sellers do not have a material relationship with the Company and the acquisition was not an affiliated transaction. The financial information reflected in this Amended Current Report on Form 8-K/A pertains to all of the properties comprising the Fortress Portfolio (defined below).

This Amended Current Report on Form 8-K/A is being filed for the purpose of providing (i) the audited and unaudited financial information related to such acquisition of the Fortress Portfolio required by Item 9.01 of Form 8-K following the completion of the acquisition of the Fortress Portfolio on December 30, 2013 and (ii) certain additional information with respect to the Agreement (as defined below). No other changes have been made to the Initial Report and Item 2.01 of this Amended Current Report on Form 8-K/A does not replace Item 2.01 of the Initial Report.

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2013, following the completion of its due diligence review of 18 restaurants located in Puerto Rico and two office buildings located in San Jose, California (collectively, the “Fortress Portfolio”), American Realty Capital Global Trust, Inc. (the “Company”) finalized the prerequisite conditions to acquire the Fortress Portfolio, and subsequently assumed the obligations of the parent of its sponsor, AR Capital, LLC, with respect to the Fortress Portfolio under that certain Purchase and Sale Agreement, dated July 24, 2013, entered into by and among AR Capital, LLC, ARC PADRBPA001, LLC (referred to together with AR Capital, LLC as "ARC") and certain sellers described in the schedules thereto (collectively, the “Sellers”), relating to the acquisition of the Fortress Portfolio (the "Agreement"). Pursuant to the Agreement, ARC has agreed to purchase the Fortress Portfolio, which represents a portion of the properties to be sold pursuant to the Agreement, and the Company assumed such obligation of ARC.
Representations, Warranties and Covenants

The Sellers made customary representations and warranties to the Company relating to the Fortress Portfolio.

Conditions

Consummation of the closing was subject to various conditions, including, among other things, the absence of any law, order or injunction prohibiting the consummation of the acquisition of the Fortress Portfolio and the receipt of certain tenant estoppels, title policies and property condition reports. Moreover, each party's obligation to consummate the closing was subject to the accuracy of the other party's representations and warranties (subject to customary qualifications) and the other party's material compliance with its covenants and agreements contained in the Agreement.

Indemnity

Pursuant to the Agreement, the parties agreed to indemnify one another, in certain circumstances, should either party fail to fulfill or perform certain of its respective obligations under the Agreement.

Termination Rights

The Agreement also included certain termination rights for both ARC and the Sellers. In the event ARC breached the terms of the Agreement, the Sellers had the right to receive the earnest money deposit made by ARC as liquidated damages. If the Sellers breached the Agreement, ARC had the right to (i) receive the earnest money deposit it previously made and the Sellers were to reimburse ARC for its reasonable documented third party out-of-pocket expenses not to exceed $12,500 per Portfolio property or $500,000 in the aggregate or (ii) enforce specific performance of the Seller's obligations under the Agreement. The non-breaching party, in all circumstances, was to notify the breaching party of such breach and the breaching party was to then have five business days to cure such breach, subject to a permissible five business day cure period extension.

A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The representations and warranties in the Agreement were made as of a specified date, are qualified by a confidential disclosure letter, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Agreement are not necessarily characterizations of the actual state of facts about the Company at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission (the "SEC").
The description of the Fortress Portfolio set forth in Item 2.01 of this Amended Current Report on Form 8-K/A is incorporated by reference into this Item 1.01 in its entirety.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 30, 2013, the Company, through a wholly owned subsidiary of its operating partnership, closed the acquisition of the remaining fee simple interests in the Fortress Portfolio for an aggregate contract purchase price of $37.5 million, exclusive of closing costs. The total contract purchase price of the Fortress Portfolio was $66.1 million, exclusive of closing costs. The Sellers had no material relationship with the Company and the acquisition was not an affiliated transaction. The Company funded the purchase of the Fortress Portfolio using available cash on hand of $24.7 million from the Company's ongoing initial public offering and assumed debt of $41.4 million.
The Fortress Portfolio contains an aggregate of 351,592 rentable square feet and is 100% leased to two distinct tenants, Encanto Restaurants Inc. ("Encanto") and Western Digital Corporation ("Western Digital"). The leases contain options to renew the lease terms for six additional five year periods and two additional five year periods, respectively. The remaining weighted-average term of the leases in the Fortress Portfolio is approximately 9.5 years. Each of the leases is net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The aggregate annualized straight-line rental income for the Fortress Portfolio is $5.6 million.

Item 9.01. Financial Statements and Exhibits.

Page
(a) Financial Statements of Businesses Acquired
The Fortress Portfolio Historical Summary:
Report of Independent Certified Public Accountants	5
Statements of Revenues and Certain Expenses for the year ended December 31, 2012 (audited) and the nine months ended September 30, 2013 (unaudited)	6
Notes to Statements of Revenues and Certain Expenses	7

(b) Unaudited Pro Forma Consolidated Information
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013	9
Notes to Unaudited Pro Forma Consolidated Balance Sheet	10
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the nine months ended September 30, 2013	11
Notes to Unaudited Pro Forma Consolidated Statements of Operations	13

(d) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement by and among ARC PADRBPA001, LLC and AR Capital, LLC and the sellers described on schedules thereto, dated as of July 24, 2013*

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Report of Independent Certified Public Accountants

Board of Directors and Stockholders
American Realty Capital Global Trust, Inc.
We have audited the accompanying statement of revenues and certain expenses for the year ended December 31, 2012 of the fee simple interest in the Fortress Portfolio (the "Historical Summary"), and the related notes to the Historical Summary.
Management's responsibility for the Historical Summary
Management of American Realty Capital Global Trust, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.
Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the Fortress Portfolio for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital Global Trust, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Fortress Portfolio's revenues and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
January 3, 2014

THE FORTRESS PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Nine Months Ended	Year Ended
	September 30, 2013	December 31, 2012
Revenues:	(Unaudited)
Rental income	$4,012	$5,349
Operating expense reimbursements	372	486
Total revenues	4,384	5,835

Certain expenses:
Real estate taxes	254	342
Property operating	38	45
Insurance	81	99
Total certain expenses	373	486
Revenues in excess of certain expenses	$4,011	$5,349
 The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE FORTRESS PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2013 are unaudited)

1.    Background and Basis of Presentation
The accompanying Statements of Revenues and Certain Expenses (the "Historical Summary") include the operations of a real estate portfolio of which American Realty Capital Global Trust, Inc. (the “Company”) acquired 18 restaurants located in Puerto Rico and two office buildings located in San Jose, California (the “Fortress Portfolio”).
Certain funds managed by the Fortress Investment Group LLC owned the Fortress Portfolio during the nine months ended September 30, 2013 and the year ended December 31, 2012. The purchase price of the Fortress Portfolio was $66.1 million, exclusive of closing costs.
The accompanying Historical Summary in this Form 8-K/A has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which require that certain information with respect to real estate operations be included within certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Fortress Portfolio is being acquired from an unaffiliated party and (b) based on due diligence of the Fortress Portfolio by the Company, management is not aware of any material factors relating to the Fortress Portfolio that would cause this financial information not to be indicative of future operating results.
2.    Summary of Significant Accounting Policies
The accompanying Historical Summary has been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").
Use of Estimates
The preparation of the Historical Summary in conformity with U.S. GAAP requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting periods. Actual results could differ from those estimates used in the preparation of the Historical Summary.
Revenue Recognition
Rental revenue is recognized on the straight-line basis, which averages minimum rents over the terms of the leases from the date of the commencement of the lease. The straight-line rent adjustment increased rental income by $0.3 million and $0.2 million for the year ended December 31, 2012 and for the nine months ended September 30, 2013, respectively.
Tenant leases are net, whereby the tenants are to reimburse substantially all operating expenses, including all costs to maintain and repair the roof and structure of the buildings, and the cost of all capital expenditures, in addition to base rent. Reimbursements from the tenants are recognized as revenue in the period the related expenses are incurred.
The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants as of September 30, 2013 and December 31, 2012:

Tenant	Annualized Rental Income on a Straight Line Basis as a Percentage of Total
Enconto Restaurants Inc.	57.6%
Western Digital Corporation	42.4%
The termination, delinquency or non-renewal of leases by the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income for all tenants as of September 30, 2013 and December 31, 2012.

THE FORTRESS PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2013 are unaudited)

3.    Future Minimum Lease Payments
At September 30, 2013, future minimum lease payments are as follows:

(In thousands)	Future Minimum Lease Payments
October 1, 2013 to December 31, 2013	$1,298
2014	5,227
2015	5,333
2016	5,441
2017	5,553
2018 and thereafter	32,082
Total	$54,934
4.    Subsequent Events
The Company has evaluated subsequent events through January 3, 2014, the date on which this Historical Summary has been issued, and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, the Historical Summary.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2013

The following Unaudited Pro Forma Consolidated Balance Sheet of American Realty Capital Global Trust, Inc. (the "Company") is presented as if the Company had acquired the operations of 18 restaurants located in Puerto Rico and two office buildings located in San Jose, California (the “Fortress Portfolio”) as of September 30, 2013. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.
The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Fortress Portfolio as of September 30, 2013, nor does it purport to present the future financial position of the Company.

(In thousands)	American Realty Capital Global Trust, Inc. (1)	Fortress Portfolio		Pro Forma American Realty Capital Global Trust, Inc.
ASSETS
Real estate investments, at cost:
Land	$18,590	$20,333	(2)	$38,923
Buildings, fixtures and improvements	38,726	40,651	(2)	79,377
Acquired intangible lease assets	32,703	8,889	(2)	41,592
Total real estate investments, at cost	90,019	69,873		159,892
Less: accumulated depreciation and amortization	(948)	—		(948)
Total real estate investments, net	89,071	69,873		158,944
Cash	14,583	—		14,583
Derivatives, at fair value	310	—		310
Receivable for sale of common stock	429	—		429
Prepaid expenses and other assets	1,313	—		1,313
Deferred costs, net	1,772	341	(3)	2,113
Total assets	$107,478	$70,214		$177,692
LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable	$31,644	$41,440	(4)	$73,084
Mortgage note premium	—	1,664	(2) (4)	1,664
Below market lease liability	3,872	2,079	(2)	5,951
Derivatives, at fair value	1,865	—		1,865
Accounts payable and accrued expenses	1,446	—		1,446
Deferred rent and other liabilities	883	—		883
Distributions payable	492	—		492
Total liabilities	40,202	45,183		85,385
Common stock	88	27	(2)	115
Additional paid-in capital	74,017	26,804	(2)	100,821
Accumulated other comprehensive loss	(145)	—		(145)
Accumulated deficit	(6,684)	(1,800)	(2)	(8,484)
Total stockholders' equity	67,276	25,031		92,307
Total liabilities and stockholders' equity	$107,478	$70,214		$177,692

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1)	Reflects the historical unaudited Consolidated Balance Sheet of the Company as of September 30, 2013, as previously filed.

(2)	Reflects the acquisition of the Fortress Portfolio for a purchase price of $66.1 million.
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at contract rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from 7 to 12 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.
Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(3)
Reflects deferred financing costs associated with the assumption of $41.4 million of mortgage notes payable upon the acquisition of the Fortress Portfolio. The Company's advisor, American Realty Capital Global Advisors, LLC, received a financing fee of 0.75% of the amount outstanding under such financings for which the advisor performed coordination services.

(4)
Represents two mortgage notes payable of $41.4 million in aggregate, with a fair value of $43.1 million, resulting in a mortgage premium of $1.7 million, which was assumed upon closing of the Fortress Portfolio. The mortgages bear interest at 5.25% and 6.26%.

AMERICAN REALTY CAPITAL GLOBAL TRUST INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2013

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 are presented as if American Realty Capital Global Trust, Inc. (the "Company") had acquired the operations of a real estate portfolio of 18 restaurants located in Puerto Rico and two office buildings located in San Jose, California (the “Fortress Portfolio”) as of the beginning of each period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Fortress Portfolio as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.

 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	American Realty Capital Global Trust, Inc. (1)	Fortress Portfolio (2)	Pro Forma Adjustments		Pro Forma American Realty Capital Global Trust, Inc.
Revenues:
Rental income	$30	$5,349	$575	(3)	$5,954
Operating expense reimbursements	—	486	—		486
Total revenues	30	5,835	575		6,440
Operating expenses:
Property operating	—	486	—		486
Operating fees to affiliates	1	—	—		1
Acquisition and transaction related	228	—	—		228
General and administrative	183	—	—		183
Depreciation and amortization	21	—	3,192	(4)	3,213
Total operating expenses	433	486	3,192		4,111
Operating income (loss)	(403)	5,349	(2,617)		2,329
Other income (expense):
Interest expense	(10)	—	(2,046)	(5)	(2,056)
Total other expenses	(10)	—	(2,046)		(2,056)
Net income (loss)	$(413)	$5,349	$(4,663)		$273

AMERICAN REALTY CAPITAL GLOBAL TRUST INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2013:

(In thousands)	American Realty Capital Global Trust, Inc. (1)	Fortress Portfolio (2)	Pro Forma Adjustments		Pro Forma American Realty Capital Global Trust, Inc.
Revenues:
Rental income	$1,463	$4,012	$431	(3)	$5,906
Operating expense reimbursements	14	372	—		386
Total revenues	1,477	4,384	431		6,292
Operating expenses:
Property operating	14	373	—		387
Operating fees to affiliates	23	—	—		23
Acquisition and transaction related	4,576	—	—		4,576
General and administrative	34	—	—		34
Depreciation and amortization	838	—	2,394	(4)	3,232
Total operating expenses	5,485	373	2,394		8,252
Operating income (loss)	(4,008)	4,011	(1,963)		(1,960)
Other income (expense):
Interest expense	(413)	—	(1,535)	(5)	(1,948)
Gains on foreign currency	35	—	—		35
Total other expenses, net	(378)	—	(1,535)		(1,913)
Net income (loss)	$(4,386)	$4,011	$(3,498)		$(3,873)

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1) Reflects the historical operations of the Company for the period indicated as previously filed.

(2) Reflects the operations of the Fortress Portfolio for the year ended December 31, 2012 and the nine months ended September 30, 2013.

(3) Represents adjustments to estimated straight-line rent for lease terms as of the assumed acquisition date as well as adjustments for below market leases.

(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of each period presented.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the remaining lease term of the respective lease, which ranges from 7 to 12 years.

(5) Represents estimated interest expense relating to $41.4 million of two assumed mortgage notes payable, with a fair value of $43.1 million, secured by the properties in the Fortress Portfolio, which bear interest at 5.25% and 6.26%. The Company's advisor, American Realty Capital Global Advisors, LLC, received a financing fee of 0.75% of the amount outstanding under such financings for which the advisor performed coordination services.

Note: Pro forma adjustments exclude one-time acquisition costs of $1.8 million primarily representing legal fees and deed transfer fees for the acquisitions of the Fortress Portfolio. The Company's advisor, American Realty Capital Global Advisors, LLC, received an acquisition fee of 1.0% of the contract purchase price of each acquired property. The investment banking division of Realty Capital Securities, LLC, the Company's dealer manager, received a strategic advisory fee of 0.25% of the transaction value of each acquired property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Dated: January 3, 2014	By:	/s/ Amy B. Boyle
	Name:	Amy B. Boyle
	Title:	Chief Financial Officer